Exhibit 99.1

FOURTH AMENDMENT TO SUBLEASE AGREEMENT

This FOURTH AMENDMENT TO SUBLEASE AGREEMENT ("Fourth Amendment") is dated for reference purposes only May 1, 2005 and is entered into between MANUFACTURERS BANK, a commercial bank chartered by the State of California ("Sublandlord") and HERITAGE COMMERCE CORP, a California corporation ("Subtenant") with reference to the following facts:

A. Sublandlord, formerly know as Mitsui Manufacturers Bank, leases from SJ Plaza, LLC, 101 Park, LLC and 177 Park, LLC ("Landlord"), successor-in-interest to New Almaden Associates, approximately 10,920 rentable square feet on the ground floor and approximately 11,803 rentable square feet on the second floor of the building located at 150 Almaden Boulevard, San Jose, California (the "Building") pursuant to that certain Office Lease dated September 27, 1983, as amended by that certain First Amendment to Office Lease dated February 13, 1995 (together the "Prime Lease").

B. Sublandlord and Subtenant's predecessor-in-interest, Heritage Bank of Commerce ("HBC"), entered into that certain Sublease dated February 12, 1996 (the "Sublease"), pursuant to which Sublandlord subleased to HBC and HBC subleased from Sublandlord, that certain space (the "Original Subleased Premises") containing approximately 13,511 rentable square feet as outlined on Exhibit "A" to the Sublease and identified as the entire ground floor, a second floor luncheon room, conference rooms, bathrooms and night deposit area in the garage of the Building.

C. The Sublease was amended pursuant to a First Amendment to Sublease Agreement dated as of June 4, 1997 (the "First Amendment") for the purpose of setting forth the commencement date of the Sublease, waiving the first week's Base Rent and Subtenant HBC's commitment to remove certain rooftop signage upon the expiration of the Sublease.

D. The Sublease, as amended by the First Amendment, was further amended pursuant to a Second Amendment to Sublease Agreement dated as of June 17, 1997 (the "Second Amendment") for the purpose of adding approximately 2,175 rentable square feet of additional space to the premises leased by HBC from Sublandlord ("Second Amendment Expansion Space"), among other amendments as set forth therein.

E. The Sublease, as amended by the First Amendment and Second Amendment, was further amended pursuant to a Third Amendment to Sublease Agreement dated as of March 25, 2002 (the "Third Amendment") for the purpose of adding approximately 6,731 rentable square feet of additional space to the premises leased by HBC from Sublandlord ("Third Amendment Expansion Space"), among other amendments as set forth therein.

F. Pursuant to an Assignment of Sublease Agreement and Consent of Sublandlord dated as of March 25, 2002, HBC assigned all of its right, title and interest in and to the Sublease, as amended, to Subtenant and Subtenant accepted such assignment and assumed and agreed to perform all of the provisions of the Sublease, as amended. Sublandlord consented to such assignment.

G. Sublandlord and Subtenant now desire to further amend the Sublease, as amended, to modify various terms and provisions of the Sublease, as amended, as provided below.

NOW, THEREFORE, the parties agree as follows:

1. Capitalized Terms Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Fourth Amendment shall have the meanings given to them in the Sublease, the First Amendment, the Second Amendment and the Third Amendment.

2. Modifications to Sublease Effective as of the Fourth Amendment Effective Date (defined in Section 4 below), the Sublease is modified as follows:

a. Base Rent Section 5.A. of the Sublease is deleted in its entirety. Subtenant covenants and agrees to pay to Sublandlord as Base Rent for the Original Subleased Space, the Second Amendment Expansion Space, and the Third Amendment Expansion Space (collectively, the "Subleased Premises"), for the period from the Fourth Amendment Effective Date through February 28, 2010, $1.90 per rentable square foot per month, "gross" (meaning inclusive of all costs and expenses, including but not limited to janitorial service to the Subleased Premises, utilities (except as set forth below) and Subtenant's share of Taxes, insurance Expenses, Common Area Expenses, Building Operating Expenses and all other pass through expenses for the calendar year 2005, exclusive of electrical utility costs and expenses, which are provided and metered directly and separately to Subtenant as provided in the Prime Lease). Section S.D. of the Sublease is deleted in its entirety.

b. Rent Adjustment Subtenant covenants and agrees to pay to Sublandlord Expense Rent for the Subleased Premises as provided in Section 5.B of the Sublease, except that the base year shall be Calendar Year 2005. The fourth sentence of Section 5.B. of the Sublease is deleted and replaced with the following:

With respect to electrical expenses which are excluded from Gross Rent, referred to above, and utility service fees not included within basic services of Landlord, as referred to above, such categories of expenses shall not be included within any calculation of Expense Rent payable by Subtenant.

Furthermore, for purposes of determining the Expense Rent payable by Subtenant under Section SB. of the Sublease, the Taxes to be included in the base year Expenses shall be the Taxes that would have been payable for the Property for the 2004-2005 tax year if such Taxes had been computed on the fully assessed value of the Property as of the date the Property was acquired by Landlord (i.e., the fully assessed value of the Property following reassessment due to Landlord's acquisition of the Property) plus the annual increases in the Taxes for the Property provided for under the Revenue and Taxation Code from the date of acquisition through the lien date for the

2004-2005 tax year, notwithstanding that the Taxes billed to Landlord by the county tax assessor for such period may be less than the Taxes that would be been paid on the fully assessed value of the Property.

c. Waiver of Right to Early Termination of Sublease Section 2.C of the Sublease, which grants Subtenant the right to cancel the Term of the Sublease, is deleted in its entirety.

3. Termination of Prime Lease In the event Landlord and Sublandlord at any time during the Sublease term reach an agreement to terminate the Prime Lease, Subtenant shall reasonably cooperate in the process, and Subtenant shall execute whatever documentation is reasonably necessary to accomplish such early termination of the Prime Lease, provided that Landlord either (i) agrees in writing that, so long as Subtenant is not in default under the Sublease, Subtenant's right to possession of the Subleased Premises shall not be disturbed and Subtenant may continue to occupy the Subleased Premises for the balance of the Sublease Term on all of the terms and conditions of the Sublease, as amended by this Fourth Amendment, or (ii) enters into a new lease agreement with Subtenant on the terms and conditions set forth in the Sublease, as amended by this Fourth Amendment.

4. Mutual Release Sublandlord and Subtenant hereby waive, release, acquit and forever discharge each other and their respective officers, directors, and employees of and from any and all claims, liabilities, demands, liens, penalties, costs and expenses, including, without limitation, attorney's fees and costs, of any kind whatsoever, at law or in equity, known or unknown, which either party has ever had or may hereafter acquire or possess arising out of or in connection with, directly or indirectly, the performance of their respective obligations under the Sublease which have accrued prior to the Fourth Amendment Effective Date.

5. Fourth Amendment Effective Date This Fourth Amendment shall not he effective, and no rights hereunder shall be conferred on either party, until the later to occur of (i) both parties have executed this Fourth Amendment and written consent to this Fourth Amendment has been received by Sublandlord from Landlord with a copy delivered to Subtenant, or (ii) May 1, 2005.

6. Brokers Sublandlord shall indemnify and hold harmless Subtenant from any cost, expense or liability (including costs of suit an reasonable attorneys' fees) for any compensation, commissions or fees claimed by any real estate broker, agent or finder in connection with this Fourth Amendment or its negotiation by reason of any act of Sublandlord, and Subtenant shall indemnify and hold harmless Sublandlord from any cost, expense or liability (including costs of suit an reasonable attorneys' fees) for any compensation, commissions or fees claimed by any real estate broker, agent or finder in connection with this Fourth Amendment or its negotiation by reason of any act of Subtenant.

7. No Further Modification Except as set forth in the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment, all of the terms and provisions of the Sublease shall remain unmodified and in full force and effect.

This Fourth Amendment has been entered into as of the day and year set forth above.

"Sublandlord"	"Subtenant"
MANUFACTURERS Bank, a California corporation	HERITAGE COMMERCE CORP, a California corporation
By: _______________________________	By: ______________________________
Its: _______________________________	Its: ______________________________
Date: _______________________________	Date: ______________________________
By: _______________________________	By: ______________________________
Its: _______________________________	Its: ______________________________
Date: _______________________________	Date: ______________________________